Exhibit 99.2

Q&A
dated September 6, 2012

Q:	What did the company announce today?
A:
We announced that we have received an unsolicited, nonbinding proposal to acquire all of our shares of common stock at a price of $4.90 per share, subject to several conditions, including the completion of due diligence and securing of financing commitments by the third party who submitted the proposal and the negotiation of a mutually acceptable definitive agreement. We refer to this unsolicited, nonbinding proposal as the “acquisition proposal” in this Q&A.

Q:	Who submitted the acquisition proposal?
A:
Pursuant to the terms of a non-disclosure agreement we entered into with the third party who submitted the acquisition proposal, we are unable to disclose its identity at this time. In the event the acquisition proposal results in a signed definitive agreement, we will provide full disclosure of such agreement in accordance with SEC rules.

Q:	What is the company doing in response to the acquisition proposal?
A:
We have engaged in and are continuing to engage in discussions and negotiations with the third party who submitted the acquisition proposal as permitted under the terms of the merger agreement we previously entered into with affiliates of Swander Pace Capital, or Swander Pace.

However, because discussions and negotiations with the third party could terminate at any time, our board of directors has not determined at this time that the acquisition proposal constitutes a superior proposal for purposes of the Swander Pace merger agreement and consequently has not changed its recommendation with respect to our pending merger with Swander Pace.

Q:	What happened to the Swander Pace merger?
A:	We are still subject to, and are complying with all of our obligations under, the Swander Pace merger agreement.
Q:	Has the board of directors changed its recommendation regarding the pending merger with Swander Pace?
A:
No, our board of directors has not changed its recommendation. At this time, our board of directors is continuing to recommend that our stockholders approve and adopt the Swander Pace merger agreement.

Q:	What will happen next in this process?
A:
We and our advisors are continuing to work with Swander Pace to close the transactions contemplated by the Swander Pace merger agreement. In this regard, we are continuing to prepare the proxy statement to be mailed to stockholders in connection with a special meeting of stockholders we intend to hold later this year where our stockholders will be asked to consider and vote upon the Swander Pace merger agreement.

In the meantime, the company is continuing to evaluate the acquisition proposal. In the event the board of directors, after consulting with its outside legal counsel and financial advisors, determines that the acquisition proposal constitutes a superior proposal for purposes of the Swander Pace merger agreement, we must give notice to Swander Pace and, if requested by Swander Pace, we must negotiate with Swander Pace in good faith for four business days to make adjustments to the terms and conditions of the Swander Pace merger agreement such that the acquisition proposal would no longer constitute a superior proposal. As stated above, at this time, the board of directors has not determined that acquisition proposal constitutes a superior proposal.

Q:	How can I obtain more information about the transaction and this process?
A:
More information will be available in the proxy statement when it becomes available. Please visit www.sec.gov in order to obtain copies, free of charge, of all the filings we have made and will make with the SEC.

Q:	What can I say to friends, colleagues and family, if they ask me questions?

A:
You may speak openly about the transaction and the information you've been provided as long as it is in the public domain. This Q&A document and other information that we have file with the SEC will be in the public domain. Some employees may be privy to non-public information and they must keep that information confidential as always.

Q:	Whom do I ask if I have additional questions?
A:	We will share additional information in the proxy statement and in other announcements and discussions from time to time. We may publish additional Q&A documents as more questions arise.

Additional Information and Where to Find It

We intend to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and intend to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to our stockholders and will contain important information about the proposed transaction and related matters. Before making any voting decision, our stockholders are urged to read the proxy statement and those other materials carefully and in their entirety because they will contain important information about our company and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents we file with the SEC, may be obtained free of charge at the SEC's website at http://www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from us by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of our website at http://investor.physiciansformula.com/. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

Our company and our directors and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed transaction. Information about our directors and executive officers is set forth in our proxy statement for our 2011 Annual Meeting of Stockholders, which was filed with the SEC on November 4, 2011, and our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 7, 2012 and amended on Form 10-K/A filed with the SEC on April 25, 2012. These documents are available free of charge at the SEC's website at www.sec.gov, and from us by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of our website at http://investor.physiciansformula.com/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that we intend to file with the SEC.

Safe Harbor Statement

This Q&A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the completion of this transaction. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended on Form 10-K/A filed with the SEC on April 25, 2012, available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.